Exhibit 99.1

July 29, 2009

Tetra Tech Reports Third Quarter Results
Exceeding Net Revenue and EPS Guidance

•                  Record net revenue: $356.9 million

•                  Diluted EPS: $0.51, including $0.16 tax benefit from prior years

•                  Cash from operations: $60.8 million

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended June 28, 2009.

Third Quarter Results

Revenue in the quarter was $551.4 million, down 2.3% from $564.3 million, and revenue, net of subcontractor costs, was $356.9 million, up 7.4% from $332.3 million for the same quarter last year. Income from operations was $32.8 million, up 16.8% from $28.1 million for the same quarter last year.  Net income was $31.0 million, up 92.2% from $16.1 million for the same quarter last year.  Diluted earnings per share (EPS) were $0.51, up 88.2% from $0.27 for the same quarter last year.  Diluted EPS included approximately $0.16 from a tax benefit related to prior years’ research and experimentation tax credits.  Backlog was $1.70 billion, up 8.2% from $1.57 billion at the end of the same quarter last year.  Cash generated from operations improved to $60.8 million, up 261.8% from $16.8 million for the same quarter last year.  Cash generated from operations in the third quarter benefited from a $39.8 million cash refund related to the second quarter IRS settlement.

Commenting on the third quarter results, Tetra Tech’s Chairman and CEO Dan Batrack remarked, “During this challenging economic environment, I am pleased to report very strong performance in the third quarter.  We were successful in winning several key new orders, and completed three acquisitions in the quarter.  The quarter’s financial results were highlighted by strong cash generation, improved operating margin, and tax benefits.  The Company remains on track for a solid fiscal 2009.”

Nine Month Results

Revenue for the first nine months was $1,712.4 million, up 14.5% from $1,496.1 million, and revenue, net of subcontractor costs, was $1,019.2 million, an increase of 13.6% from $896.8 million for the same period last year.  Income from operations was $89.2 million, up 18.0% from $75.6 million for the same period last year.  Net income was $66.5 million, up 55.8% from $42.7 million for the same period last year.  Diluted EPS were $1.10 including tax benefits, up 52.3% from $0.72 for the same period last year.  Cash generated from operations improved to $107.4 million, up 149.3% compared to $43.1 million for the same period last year.

In thousands (except EPS data)

	Three Months Ended		Nine Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Revenue	$551,376	$564,277	$1,712,364	$1,496,050
Revenue, net of subcontractor costs	356,927	332,269	1,019,167	896,781
Income from operations	32,751	28,050	89,196	75,591
Interest expense, net	(473)	(483)	(2,240)	(2,600)
Income tax expense	(1,267)	(11,432)	(20,423)	(30,283)
Net income	$31,011	$16,135	$66,533	$42,708

Earnings per share:
Basic	$0.52	$0.27	$1.11	$0.73

Diluted	$0.51	$0.27	$1.10	$0.72

Weighted-average common shares outstanding:
Basic	60,123	58,943	59,947	58,590
Diluted	61,108	59,833	60,707	59,331

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the fourth quarter of fiscal 2009 to be in the range of $0.30 to $0.33.  Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $330 million to $360 million.  For fiscal 2009, Tetra Tech is raising its EPS guidance and now expects diluted EPS to be $1.40 to $1.43, which includes $0.22 in year to date tax benefits.  Revenue, net of subcontractor costs, for fiscal 2009 is expected to range from $1.35 billion to $1.38 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s web site at www.tetratech.com on July 30, 2009 at 8:00 a.m. (PDT).

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About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction, and technical services addressing the resource management and infrastructure markets.  The Company supports government and commercial clients by providing innovative solutions focused on water, the environment, and energy.  With more than 10,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government services; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense spending; a delay in the completion of the U.S. government budget process; impact of downturns in the financial markets and reductions in government budgets; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy risks; goodwill impairment; growth strategy management; adverse resolution of an IRS examination; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the inability to find qualified subcontractors; the failure of subcontractors to satisfy their obligations; changes in existing environmental laws, regulations or programs; credit risks associated with commercial clients; changes in capital markets and the access to capital; credit agreement covenants; industry competition; the volatility of common stock value; liability risks and the ability to obtain or maintain adequate insurance; the ability to obtain adequate bonding; safety programs; conflict of interest issues; force majeure events; protection of intellectual property rights; and the implementation of the enterprise resource planning system. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	June 28, 2009	September 28, 2008
Assets
Current Assets:
Cash and cash equivalents	$48,275	$50,902
Accounts receivable - net	555,799	625,786
Prepaid expenses and other current assets	54,188	36,774
Income taxes receivable	7,203	4,275
Deferred income taxes	—	2,316
Total current assets	665,465	720,053

Property and equipment:
Land and buildings	9,505	7,588
Equipment, furniture and fixtures	123,359	112,780
Leasehold improvements	13,392	10,804
Total	146,256	131,172
Accumulated depreciation and amortization	(77,322)	(69,784)
Property and equipment - net	68,934	61,388

Deferred income taxes	—	6,498
Income taxes receivable	—	14,953
Goodwill	310,210	221,545
Intangible assets - net	30,124	14,609
Other assets	17,522	15,081
Assets of discontinued operation	1,415	2,418

Total Assets	$1,093,670	$1,056,545

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$169,681	$223,304
Accrued compensation	74,542	101,699
Billings in excess of costs on uncompleted contracts	97,936	100,336
Deferred income taxes	16,795	—
Current portion of long-term obligations	6,346	3,926
Other current liabilities	67,891	58,634
Total current liabilities	433,191	487,899

Deferred income taxes	3,554	—
Long-term obligations	48,531	53,292
Other long-term liabilities	6,236	3,840

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of June 28, 2009 and September 28, 2008	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding 60,469 and 59,875 shares as of June 28, 2009 and September 28, 2008, respectively	605	599
Additional paid-in capital	331,988	314,860
Accumulated other comprehensive income	6,992	15
Retained earnings	262,573	196,040
Total stockholders’ equity	602,158	511,514

Total Liabilities and Stockholders’ Equity	$1,093,670	$1,056,545

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

Revenue	$551,376	$564,277	$1,712,364	$1,496,050
Subcontractor costs	(194,449)	(232,008)	(693,197)	(599,269)
Revenue, net of subcontractor costs	356,927	332,269	1,019,167	896,781
Other contract costs	(282,258)	(266,379)	(813,835)	(716,874)
Gross profit	74,669	65,890	205,332	179,907

Selling, general and administrative expenses	(41,918)	(37,840)	(116,136)	(104,316)
Income from operations	32,751	28,050	89,196	75,591

Interest expense - net	(473)	(483)	(2,240)	(2,600)
Income before income tax expense	32,278	27,567	86,956	72,991
Income tax expense	(1,267)	(11,432)	(20,423)	(30,283)

Net income	$31,011	$16,135	$66,533	$42,708

Earnings per share:
Basic	$0.52	$0.27	$1.11	$0.73
Diluted	$0.51	$0.27	$1.10	$0.72

Weighted-average common shares outstanding:
Basic	60,123	58,943	59,947	58,590
Diluted	61,108	59,833	60,707	59,331

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	June 28,	June 29,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$66,533	$42,708

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,400	13,398
Stock-based compensation	6,988	6,140
Excess tax benefits from stock-based compensation	(400)	(1,060)
Deferred income taxes	4,411	9,034
Provision for losses on contracts and related receivables	14,674	7,561
Exchange loss (gain)	32	(245)
Gain on disposal of property and equipment	(76)	(1,214)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	92,629	(69,734)
Prepaid expenses and other assets	(10,808)	(7,752)
Accounts payable	(76,759)	13,505
Accrued compensation	(27,157)	(3,021)
Billings in excess of costs on uncompleted contracts	(12,495)	32,918
Other liabilities	(531)	13,176
Income taxes receivable/payable	31,008	(12,310)
Net cash provided by operating activities	107,449	43,104

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,324)	(13,831)
Payments for business acquisitions, net of cash acquired	(102,828)	(58,508)
Proceeds from sale of discontinued operation	192	2,689
Proceeds from sale of property and equipment	324	2,026
Net cash used in investing activities	(115,636)	(67,624)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(120,296)	(31,415)
Proceeds from borrowings under long-term obligations	118,168	15,000
Excess tax benefits from stock-based compensation	400	1,060
Net proceeds from issuance of common stock	6,471	12,498
Net cash provided by (used in) financing activities	4,743	(2,857)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	817	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,627)	(27,377)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	50,902	76,741
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$48,275	$49,364

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest	$1,986	$3,258
Income taxes, net of refunds received	$(14,816)	$28,736